                                                                       EXHIBIT 5

                                 August 24, 2001

                                                                    212-451-2252
                                                                 kas@ogfrlaw.com

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

                        Re:         QueryObject Systems Corporation
                                    Registration Statement on Form S-3

Gentlemen:

            Reference  is made to the  Registration  Statement on Form S-3 dated
August 24,  2001(the  "Registration  Statement")  filed with the  Securities and
Exchange Commission by QueryObject Systems  Corporation,  a Delaware corporation
(the  "Company").  The  Registration  Statement  relates  to  the  resale  of an aggregate of up to 13,333,334  shares of the Company's  common stock,  $.003 par value.  Of such  shares,  4,444,445  (the  "Shares")  were  issued  in a private placement,  and the  remaining  8,888,889  shares  (the  "Warrant  Shares")  are issuable  upon the exercise of warrants  (the  "Warrants")  issued in connection with that private placement.

            We advise you that we have examined  original or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and
By-laws of the  Company,  minutes of meetings of the Board of  Directors  of the
Company, the Registration Statement,  and such other documents,  instruments and
certificates  of  officers  and   representatives  of  the  Company  and  public
officials,  and we have  made such  examination  of the law,  as we have  deemed appropriate as the basis for the opinion hereinafter  expressed.  In making such examination, we have assumed the

August 24, 2001

genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

            Based upon the foregoing, we are of the opinion that:

            The Shares have been duly authorized and are validly  issued,  fully paid and  non-assessable.  The  Warrant  Shares  have been duly  authorized  and reserved for and when issued in accordance with the terms of the Warrants,  will be validly issued, fully paid and non-assessable.

            We hereby consent to the filing of this opinion as an exhibit to the
Registration  Statement  and we further  consent to the  reference  to this firm under  the  caption  "Legal  Matters"  in the  Registration  Statement  and  the
Prospectus forming a part thereof.

                              Very truly yours,

                             /S/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                             --------------------------------------------------
                             OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP